UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

SCIENTURE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No Fee Required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SCIENTURE HOLDINGS, INC.

PROXY SUPPLEMENT

Supplementary Information About the Annual Meeting of Stockholders

To Be Held on Monday, March 10, 2025

The sole purpose of this proxy statement supplement (this “Supplement”) is to correct certain administrative errors in the Notice of Annual Meeting of Stockholders (the “Notice”) of Scienture Holdings, Inc. (the “Company”) and the related proxy materials for the Company’s Annual Meeting of Stockholders filed with the Securities and Exchange Commission on January 27, 2025 (the “Proxy Statement”). The Notice and certain portions of the Proxy Statement incorrectly identified the Annual Meeting of Stockholders as the “2025 annual meeting of stockholders.” This Supplement updates and amends the Notice and Proxy Statement, as appropriate, to clarify and state that the annual meeting to be held on March 10, 2025, will be the Company’s 2024 annual meeting and to make certain related clarifications. Except as specifically amended by the information provided herein and reflected in the revised Notice and Proxy Statement below, all information set forth in the Proxy Statement remains unchanged.

SCIENTURE HOLDINGS, INC.

6308 Benjamin Rd, Suite 708

Tampa, Florida 33634

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 10, 2025

TO THE STOCKHOLDERS OF SCIENTURE HOLDINGS, INC.:

Notice is hereby given of the 2024 annual meeting of stockholders of Scienture Holdings, Inc., which we refer to as “we,” “us,” “our,” or the “Company,” to be held on March 10, 2025, at 11:00 a.m. Eastern Time virtually at https://agm.issuerdirect.com/scnx-2025 (the “Annual Meeting”), for the following purposes:

●	To elect five directors to the Board each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal. The Board intends to present for election the following five nominees: Surendra Ajjarapu, Donald G. Fell, Mayur Doshi, Subbarao Jayanthi, and Shankar Hariharan (“Proposal 1”);

●	To ratify the appointment of CM3 Advisory as our independent auditor for the fiscal year ending December 31, 2025 (“Proposal 2”);

●	To approve, by a non-binding advisory vote, the compensation of our named executive officers as described in the accompanying proxy statement (“Proposal 3”);

●	To approve, by a non-binding advisory vote, the frequency with which our stockholders will be entitled to a non-binding advisory vote on the compensation of our named executive officers (“Proposal 4”);

●	To approve an adjournment of the Annual Meeting, if necessary and appropriate, as determined by the Board in its sole discretion, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the presented proposals or to constitute a quorum (“Proposal 5”); and

●	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board has fixed the close of business on January 9, 2025 as the record date for determining holders of our common stock entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

You may also vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it in the envelope provided. In addition, you may vote by telephone: call toll-free 1-866-752-VOTE (8683) and follow the instructions provided by the recorded message. You will need your proxy card available if you vote by telephone. You may also vote by Internet: access HTTPS://WWW.IPROXYDIRECT.COM/SCNX and follow the steps outlined on the secure website.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please vote in accordance with the instructions in the Notice of Internet Availability of Proxy Materials or by completing, signing, dating, and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting.

This Notice and Proxy Statement are dated January 27, 2025 and are first being mailed to shareholders on or about January 28, 2025. Please note that this Notice and Proxy Statement are also available at HTTPS://WWW.IPROXYDIRECT.COM/SCNX.

January 27, 2025

By order of the Board,

/s/ Surendra Ajjarapu
Surendra Ajjarapu
Chairman of the Board

SCIENTURE HOLDINGS, INC.

6308 Benjamin Rd, Suite 708

Tampa, Florida 33634

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

INTRODUCTION

This Proxy Statement and associated proxy card are furnished in connection with the solicitation of proxies to be voted at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Scienture Holdings, Inc. (“we,” “us,” or the “Company”), which will be held on March 10, 2025, at 11:00 a.m. Eastern Time virtually at https://agm.issuerdirect.com/scnx-2025.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in next year’s proxy statement and for consideration at the next annual meeting of stockholders (the “2025 Annual Meeting”). Any proposal that a stockholder desires to have included in our proxy materials in connection with the 2025 Annual Meeting must be submitted in writing to the Company’s Secretary at 6308 Benjamin Rd, Suite 708, Tampa, Florida 33634, no later than the close of business on September 30, 2025 (120 days prior to the anniversary of this year’s mailing date) and must meet the requirements of Rule 14a-8 under the Exchange Act, Delaware law, and our bylaws. If we change the date of the 2025 Annual Meeting by more than 30 days from the anniversary of the 2024 Annual Meeting, this deadline could change, in accordance with Rule 14a-8. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in our bylaws.

In addition to satisfying the notice requirements under Rule 14a-8 and our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal office no later than 60 calendar days prior to the first anniversary date of the 2024 Annual Meeting. If the date of the 2025 Annual Meeting is changed by more than 30 calendar days from the anniversary of the 2024 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2025 Annual Meeting is first made.

We did not receive notice of any stockholder proposals relating to the 2024 Annual Meeting. If any other matters properly come before the 2024 Annual Meeting of Stockholders, the persons designated as proxies intend to vote in accordance with their discretion on such matters.